UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2022

Nkarta, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39370	47-4515206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 102 South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 582-4923

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKTX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01	Regulation FD Disclosure.

On April 25, 2022, Nkarta, Inc. (the “Company”) issued a press release announcing positive preliminary dose finding data for its ongoing Phase 1 clinical trials assessing two co-lead clinical programs, NKX101 and NKX019, which such data is discussed in more detail in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Also on April 25, 2022 and as previously disclosed, the Company hosted a conference call to discuss the foregoing preliminary dose finding data. A copy of the slide presentation used during the Company’s conference call is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended (the “Securities Act”), unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 8.01	Other Events.

On April 25, 2022, the Company announced preliminary data from the ongoing study of NKX101 in relapsed/refractory acute myeloid leukemia (“AML”) and higher-risk myelodysplastic syndromes (“MDS”) and the ongoing study of NKX019 in relapsed/refractory B-cell malignancies.

The preliminary data from the NKX101 Phase 1 clinical trial demonstrate that NKX101 had anti-AML activity and was well-tolerated across both the 2-dose and 3-dose regimens and across all completed 3-dose regimen dose cohorts. There were no reports of dose limiting toxicity, cytokine release syndrome or graft versus host disease in any of the twenty-one patients treated to date. The most common higher grade toxicities experienced by patients on trial, regardless of relationship to NKX101, were myelosuppression and infection, which are common in this patient population after receiving lymphodepleting chemotherapy. Transient, manageable, low-grade infusion reactions were observed on occasion after receiving NKX101. AML blast reduction was observed at every dose level of the 3-dose regimen and most dose levels of the 2-dose regimen, and blast reduction was seen in patients with higher and with lower baseline blast counts. Out of five patients who received the 3-dose regimen at 1 billion or 1.5 billion cells per dose, three achieved a complete response with full hematologic recovery (60%). Additionally, two of the three patients who achieved a complete response had no measurable residual disease (i.e., MRD negative). In total, eleven patients were treated across all dose levels in the 3-dose regimen with seven of those patients achieving a response for an overall response rate of 64%. In addition to the three patients who achieved a complete response at the highest current evaluated doses, one patient achieved a partial response, and three patients achieved a morphologic leukemia free state at lower doses. In the 2-dose regimen, a total of six patients were treated, and one response of complete response with incomplete hematologic response was observed. No responses were observed in any of the four MDS patients treated with NKX101. The Phase 1 trial will continue to enroll relapsed/refractory AML patients with a go-forward regimen of three doses of 1.5 billion cells per dose to determine its safety and the recommended Phase 2 dose.

The preliminary data from the NKX019 Phase 1 clinical trial demonstrate that NKX019 had anti-NHL activity (as defined below) and was well-tolerated across both dose levels evaluated. There were no reports of dose limiting toxicity, cytokine release syndrome or graft versus host disease in any of the thirteen patients treated to date. Generally transient myelosuppression, a toxicity common with lymphodepletion, was the most common higher-grade toxicity reported on trial, regardless of relationship to NKX019. A single patient experienced low-grade infusion reactions of fever which resolved with supportive care. The data demonstrate that five out of six patients with non-Hodgkin lymphoma (“NHL”) including diffuse large B cell lymphoma (“DLBCL”) responded to NKX019 for an overall response rate of 83% at the 1 billion dose level. Three of the six responding NHL patients achieved a complete response (50%). Four NHL patients were treated at the lower dose of 300 million cells with an overall response rate of 50% and complete response rate of 25%. Of the three adult patients with acute lymphocytic leukemia who were treated with NKX019, none achieved a response. The Phase 1 clinical trial will continue to enroll relapsed/refractory NHL patients at a dose of 1.5 billion cells per dose as part of a 3-dose regimen to determine its safety and the recommended Phase 2 dose.

Interim data from clinical trials are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more data on existing patients become available. The clinical trial program is ongoing, and the final results may be materially different from those reflected in any interim data the Company reports. Further, others, including regulatory agencies, may not accept or agree with the Company’s assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate or product and the value of the Company in general. In addition, the information the Company chooses to publicly disclose regarding a particular study or clinical trial is typically a summary of extensive information, and others may not agree with what the Company determines is the material or otherwise appropriate information to include in its disclosure, and any information the Company determines not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular product, product candidate or business.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued on April 25, 2022.

99.2	Clinical Program Update Presentation, dated April 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nkarta, Inc.

Date: April 25, 2022	By:	/s/ Alicia Hager
Alicia J. Hager, J.D., Ph.D.
Chief Legal Officer